UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35180	80-0697274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2013, Lumos Networks Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Cowen and Company, LLC, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), and the selling stockholders named in the Underwriting Agreement (“Selling Stockholders”), relating to the sale by the Selling Stockholders to the Underwriters of an aggregate of 2,512,121 shares (the “Firm Stock”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a purchase price of $20.00 per share (the “Offering”). The Company will not receive any of the proceeds from the Offering.

Under the terms of the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 376,818 shares (the “Option Stock,” and together with the Firm Stock, the “Stock”) of Common Stock at a price of $20.00 per share.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Offering was made pursuant to a shelf registration statement filed by the Company with the Securities and Exchange Commission that became effective on September 6, 2013 (Registration No. 333-190825).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2013, by and among Lumos Networks Corp., the Selling Stockholders and the Underwriters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013

LUMOS NETWORKS CORP.

By:	/s/ Harold L. Covert
Harold L. Covert
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 14, 2013, by and among Lumos Networks Corp., the Selling Stockholders and the Underwriters

4